Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Contact:

Sean Mahoney

Investor Relations

Curative Health Services/

Critical Care Systems, Inc.

603-888-1500

smahoney@curativehealth.com

CURATIVE HEALTH SERVICES REPORTS FOURTH QUARTER 2004 RESULTS

Fourth Quarter Revenues of $83.6 Million,
GAAP Net Loss Per Share of $10.76
Results Include Goodwill Impairment of $10.40 Per Share

Nashua, New Hampshire – March 1, 2005 - Curative Health Services, Inc., (Nasdaq: CURE), announced today fourth quarter and full-year financial results for the period ended December 31, 2004.  Total revenues for the fourth quarter of 2004 were $83.6 million, compared with $65.4 million reported in the fourth quarter of 2003. Under U.S. generally accepted accounting principles (GAAP) net loss was $139.3 million or $10.76 per share for the fourth quarter of 2004, compared with GAAP net income of $4.4 million, or $.32 per diluted share, for the fourth quarter of 2003.

In the fourth quarter of 2004, the Company recorded charges of $138.4 million, or $10.68 per share.  In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the Company conducted its annual impairment test related to the carrying value of its goodwill and other intangible assets.  The impairment test resulted in a non-cash charge of $134.8 million or $10.40 per share to reduce the Specialty Infusion segment goodwill and intangibles to their estimated fair value as of December 31, 2004.  This charge resulted primarily from changes in the economics of the Specialty Infusion business, including the much-publicized changes in reimbursement methodology that occurred in the second half of 2004.  The Company also recorded charges and adjustments of $4.7 million or $.36 per share, $.22 per share after tax, in the quarter.  Additionally, the Company invested approximately $.9 million in new branch start up costs in the quarter.

For the quarter ended December 31, 2004, the Company recorded earnings  before interest, other (expense) income and taxes (EBIT), of $(135.9) million and earnings before interest, other (expense) income and taxes excluding charges and adjustments (Adjusted EBIT), of $2.5 million.  Earnings before interest expense, other (expense) income, taxes and depreciation and amortization (EBITDA) for the fourth quarter, was $(134.1) million and earnings before interest expense, other (expense) income, taxes and depreciation and amortization, excluding charges and adjustments (Adjusted EBITDA), for the fourth quarter was $4.3 million.  A reconciliation of

GAAP net (loss) income and other GAAP measures to non-GAAP measures is included in the tables accompanying this press release.  Management believes EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA information is necessary to present the Company’s underlying business operating results and are key indicators of the Company’s ability to generate working capital and service its debt.  Additionally, management believes costs incurred such as those relating to acquisition integration, litigation, amortization of intangibles and long-term compensation, changes in the fair value of the Company’s interest rate swap and impairment charges are viewed as distinct expense categories.  Further, management believes the change in the fair value of its interest rate swap is comparable to interest and so is included in the calculation of EBIT and EBITDA.  While EBIT, EBITDA, adjusted EBIT and adjusted EBITDA are not measures of financial performance nor liquidity under GAAP, they are provided as information for investors for analysis purposes.  They are not meant to be considered a substitute or replacement for net income as prepared in accordance with GAAP.

Highlights for the fourth quarter of 2004 included:

•                  Opened four new full-service, JCAHO accredited pharmacies.

•                  Settled lawsuit with the California Department of Health Services.

•                  A decline in overall DSOs of 12 days from the third quarter to 88 days at December 31.

“This past year was one in which the Company was faced with many challenges,” said Paul F. McConnell, President and Chief Executive Officer.  “Reimbursement for clotting factor was drastically cut by certain Medicaid programs in the second half of 2004.”

“While 2004 was a year of change, we view 2005 as an opportunity to continue the expansion of our national footprint of local, full-service pharmacies,” said Mr. McConnell.  “With a focused and strategic plan in place, we believe we are positioned to increase our same-store and expansion branch growth and drive sales in higher margin therapies such as TPN, IV antibiotics, pain management and chemotherapy.”

The Company also signed two new multi-year contracts to manage acute care hospital Wound Care Center® programs. Additionally, the Company has signed three multi-year contracts thus far in the first quarter of 2005.

Fiscal 2005 Guidance

The Company’s strategic focuses in 2005 will be on opening new full-service pharmacies in strategic markets and carefully managing its cash flow. Currently the Company has plans to open six to eight branch pharmacies in 2005. The Company believes it has adequate working capital, including refundable taxes of $3.4 million, supplemented by existing credit facilities to service its debt and to implement its expansion plans. Opening additional branches beyond current plans may also be considered. Given the ongoing consolidation and reorganization of the Company, the evolving branch expansion and investment plans and the continued market uncertainties, the Company is continuing to review its full year 2005 outlook. As a result the Company now expects to provide full year guidance later in the year.

The Company will host a conference call to discuss the Company’s fourth quarter 2004 financial results, recent developments, business strategy and outlook on Tuesday, March 1, 2005, at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-374-0191 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Tuesday, March 1, 2005 at 2:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on March 7, 2005 by dialing 1-800-642-1687 with conference ID #3881260. The live broadcast of Curative Health Services quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call through March 7, 2005 at those sites.

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business, through its national footprint of local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

The Wound Care Management business is a leader in the area of disease management specializing in chronic wound care management. The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the substantial level of indebtedness incurred in connection with the acquisition of Critical Care Systems, the potential for termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company’s Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company’s services, manufacturing shortages of products sold by Curative’s Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company’s ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are referred to the Company’s Registration Statement on Form S-4 filed July 29, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, for further discussion of these and other risk factors that could affect future results.

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CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Consolidated Statements of Operations

(In Thousands, except for per share data)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2004		2003		2004		2003
	Unaudited		Unaudited		Unaudited		Audited

Revenues	$83,628		$65,445		$282,368		$214,741
Costs and expenses:
Cost of product sales and services	69,337		48,259		222,493		148,673
Selling, general & administrative	11,798		10,277		43,606		37,792
Total charges incurred (see reconciliation table following)	138,374		1,420		144,701		6,752
Total costs and operating expenses	219,509		59,956		410,800		193,217

(Loss) income from operations	(135,881)		5,489		(128,432)		21,524

Other (expense) income	(275)		2,340		(974)		2,347
Interest expense	5,655		626		15,833		2,300

(Loss) income before income taxes	(141,811)		7,203		(145,239)		21,571

Income tax (benefit) provision	(2,471)		2,821		(3,834)		8,496

Net (loss) income	$(139,340)		$4,382		$(141,405)		$13,075

Net (loss) income per common share, basic	$(10.76)		$0.34		$(10.92)		$1.04

Net (loss) income per common share, diluted	$(10.76	)(1)	$0.32	(2)	$(10.92	)(1)	$0.96	(2)

Denominator for basic earnings per share, weighted average common shares	12,951		12,845		12,949		12,546

Denominator for diluted earnings per share, weighted average common shares assuming conversions	12,951		13,749		12,949		13,826

(1)          Basic shares were used to calculate net loss per common share, diluted, for the three and twelve months ended December 31, 2004 as using the effects of stock options and convertible notes would have an anti-dilutive effect on earnings per share.

(2)          Calculated under the “as if converted” method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest relating to those convertible notes.

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to

Adjusted net (loss) income

(In thousands, except for per share data)

	Unaudited			Unaudited
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004		2003	2004		2003

GAAP net (loss) income	$(139,340)		$4,382	$(141,405)		$13,075

Adjustments:

Amortization of intangibles and long term incentive compensation	777		—	1,955		—

Income from sale of equity interest	—		(2,327)	—		(2,327)

Change in fair value of interest rate swap	322		—	1,081		—

Subtotal of adjustments	1,099		(2,327)	3,036		(2,327)

Charges:

Goodwill and intangible impairment charge	134,755		—	134,755		—

Costs related to Critical Care Systems integration	1,021		—	6,844		—

Litigation expense	1,279		—	1,783		—

Hemophilia reimbursement allowance	—		—	1,033		—

Costs of convertible note offering not completed due to market conditions	—		—	—		682

Corporate reorganization	1,319		—	1,319		—

Costs of acquisitions not completed	—		1,154	—		1,483

Costs of credit facility termination and corporate structure reorganization	—		—	—		1,100

Costs of writing off obsolete equipment	—		317	—		317

Costs of pharmacy consolidation and executive terminations	—		(51)	—		3,170

Subtotal of charges	138,374		1,420	145,734		6,752

Total charges & adjustments	139,473		(907)	148,770		4,425

Taxes	(1,868	)(1)	358	(5,550	)(1)	(1,748)

Adjusted net (loss) income	$(1,735)		$3,833	$1,815		$15,752

(1)          Assumes a tax rate of 39.6% and is calculated on adjustments and charges, excluding goodwill impairment.

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income per common share,

diluted to Adjusted Net (loss) income per common share, diluted

(In thousands, except for per share data)

	Unaudited			Unaudited
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004		2003	2004		2003

GAAP net (loss) income per common share, diluted	$(10.76	)(1)	$0.32 (2)	$(10.92	)(1)	$0.96 (2)

Adjustments:

Amortization of intangibles and long term incentive compensation	0.06		—	0.15		—

Income from sale of equity interest	—		(0.17)	—		(0.17)

Change in fair value of interest rate swap	0.02		—	0.08		—

Subtotal of adjustments	0.08		(0.17)	0.23		(0.17)

Charges:
Goodwill and intangible impairment charge	10.40		—	10.41		—

Costs related to Critical Care Systems integration	0.08		—	0.53		—

Litigation expense	0.10		—	0.14		—

Hemophilia reimbursement allowance	—		—	0.08		—

Costs of convertible note offering not completed due to market conditions	—		—	—		0.05

Corporate reorganization	0.10		—	0.10		—

Costs of acquisitions not completed	—		0.08	—		0.08

Costs of credit facility termination and corporate structure organization	—		—	—		0.08

Costs of writing off obsolete equipment	—		0.02	—		0.02

Costs of pharmacy consolidation and executive terminations	—		—	—		0.23

Subtotal of charges	10.68		0.10	11.25		0.46

Total charges & adjustments	10.76		(0.07)	11.49		0.29

Tax benefit	(0.14)		0.03	(0.43)		(0.15)

Adjusted net (loss) income per common share, diluted	$(0.14	)(1)	$0.28 (2)	$0.14	(1)	$1.10 (2)

Denominator for diluted earnings per share, weighted average common shares assuming conversions	12,951		13,749	12,949		13,826

(1)          Basic shares were used to calculate net loss per common share, diluted, for the three months ended December 31, 2004 as using the effects of stock options and convertible notes would have an anti-dilutive effect on earnings per share.

(2)          Calculated under the “as if converted” method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to

EBIT and Adjusted EBIT

	Unaudited		Unaudited
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

GAAP net (loss) income	$(139,340)	$4,382	$(141,405)	$13,075

Adjustments:
Income tax (benefit) provision	(2,471)	2,821	(3,834)	8,496
Interest expense	5,655	626	15,833	2,300
Change in fair value of interest rate swap	322	—	1,081	—
Interest and other (income) expense	(47)	(2,340)	(107)	2,347
EBIT	(135,881)	5,489	(128,432)	26,218

Adjustments:

Goodwill and intangible impairment charge	134,755	—	134,755	—

Costs related to Critical Care Systems integration	1,021	—	6,844	—

Litigation expense	1,279	—	1,783	—

Hemophilia reimbursement allowance	—	—	1,033	—

Corporate reorganization	1,319		1,319

Cost of convertible note offering not completed due to market conditions	—	—	—	682

Costs of acquisitions not completed	—	1,154	—	1,483

Costs of credit facility termination and corporate structure reorganization	—	—	—	1,100

Costs of writing off obsolete equipment	—	317	—	317

Costs of pharmacy consolidation and executive terminations	—	(51)	—	3,170

Subtotal of adjustments	138,374	1,420	145,734	6,752

Adjusted EBIT	$2,493	$6,909	$17,302	$32,970

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Reconciliation of GAAP Net (loss) income to

EBITDA and Adjusted EBITDA

	Unaudited		Unaudited
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

GAAP net (loss) income	$(139,340)	$4,382	$(141,405)	$13,075

Adjustments:
Income tax (benefit) provision	(2,471)	2,821	(3,834)	8,496
Interest expense	5,655	626	15,833	2,300
Change in fair value of interest rate swap	322	—	1,081	—
Other (income) expense	(47)	(2,340)	(107)	2,347
Depreciation and amortization	1,819	848	5,713	2,797
EBITDA	(134,062)	6,337	(122,719)	29,015

Adjustments:
Goodwill and intangible impairment charge	134,755	—	134,755	—

Costs related to Critical Care Systems integration	1,021	—	6,844	—
Litigation expense	1,279	—	1,783	—

Hemophilia reimbursement allowance	—	—	1,033	—
Corporate reorganization	1,319	—	1,319	—

Cost of convertible note offering not completed due to market conditions	—	—	—	682
Costs of acquisitions not completed	—	1,154	—	1,483

Costs of credit facility termination and corporate structure reorganization	—	—	—	1,100
Costs of writing off obsolete equipment	—	317	—	317

Costs of pharmacy consolidation and executive terminations	—	(51)	—	3,170

Subtotal of adjustments	138,374	1,420	145,734	6,752

Adjusted EBITDA	$4,312	$7,757	$23,015	$35,767

CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES

Selected Financial Information

Consolidated Balance Sheet

(Dollars in thousands)

	Unaudited
	December 31, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$1,176	$1,072
Accounts receivable, net	81,766	55,217
Deferred tax assets	3,362	2,984
Inventories	18,398	11,237
Tax refund receivable	3,431	—
Prepaids and other current assets	5,660	4,270
Total current assets	113,793	74,780

Property and equipment, net	11,104	7,890
Goodwill and intangibles	145,293	150,040
Other long-term assets	12,909	1,228

Total assets	$283,099	$233,938

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable and accrued expenses	$56,961	$41,401
Current portion of long- term liabilities	6,871	7,911
Total current liabilities	63,832	49,312

Other long term liabilities	4,198	1,307
Long term debt	210,616	39,599
Total long-term liabilities	214,814	40,906

Stockholders’ equity	4,453	143,720

Total liabilities and stockholders’ equity	$283,099	$233,938

Editor’s Note:  This release is also available on the Internet over the World Wide Web at

http://www.curative.com

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